                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                               Gregory McGreevey
                               David N. Levenson

as directors of Hartford Life Insurance Company, do hereby jointly and severally authorize Richard J. Wirth and/or Sarah M. Patterson to sign as their agent on this registration statement and any and all initial filings filed on August 23, 2010, under the Securities Act of 1933 filed on Form N-4 with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

By:    /s/ Glenn D. Lammey                                   Dated as of August 23, 2010
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ Gregory McGreevey                                 Dated as of August 23, 2010
       ----------------------------------------------------
       Gregory McGreevey
By:    /s/ David N. Levenson                                 Dated as of August 23, 2010
       ----------------------------------------------------
       David N. Levenson